Exhibit 91.1
                                                                    ------------

                      HERLEY REPORTS THIRD QUARTER RESULTS

             THIRD QUARTER REVENUES INCREASED 12.4% TO $30.2 MILLION

        OPERATING INCOME INCREASED 12.1% WITH NET INCOME INCREASING 15.4%

                   BACKLOG INCREASED $9.0 MILLION SEQUENTIALLY

Lancaster, PA June 14, 2004 Herley Industries, Inc. (Nasdaq-HRLY) today reported results for the third quarter ended May 2, 2004. Net sales for the quarter were $30.2 million, up 12.4% from the third quarter of fiscal year 2003, and up 2.8% sequentially from the second quarter of fiscal 2004.

Operating income for the third quarter was $5.4 million, or 17.7% of net sales, up $579,000, or 12.1% from the third quarter of last year, and up $185,000, or 3.6% sequentially.

Net income for the third quarter was $3.9 million, or $0.26 per diluted share compared to $0.23 per diluted share for the third quarter of fiscal 2003.

For the nine months ended May 2, 2004, net sales were $87.9 million, an 11.0% increase over the same fiscal year period in 2003.

Net income increased 13.7% for the nine months of fiscal 2004 compared to the same period in fiscal year 2003. Earnings per diluted share increased 15.2% to $0.76 compared to the first nine months of fiscal year 2003.

Cash and cash equivalents at May 2, 2004 were $65.6 million, approximately $4.39 per diluted share outstanding. In the third quarter, Herley paid approximately $14.9 million in cash to acquire Communication Techniques, Inc., generated $2.1 million in positive cash flow from operations, and did not repurchase any shares of its common stock.

Capital expenditures for the third quarter of fiscal year 2004 were $1.1 million. Capital expenditures for the nine months ended May 2, 2004 were $4.3 million.

Bookings in the third quarter were $33.5 million, and $103.3 million for the nine months ended May 2, 2004.

Backlog as of May 2, 2004 was $111.1 million, up $9.0 million from the $102.1 million in backlog at the end of the second quarter of fiscal year 2004.

John M. Kelley, President said, "We are pleased with the way we are executing our business plan. Sequential revenue growth, healthy booking levels, increased use of automation to improve efficiencies and lower costs all contributed to strong margins and profits for the quarter."

Kelley continued, "Herley continues its focus on achieving durable growth by improving the quality of our products, streamlining to reduce costs and looking at ways to do a better job of marketing its products and capabilities."

Herley Industries, Inc. is a leader in the design, development and manufacture of microwave technology solutions for the defense, aerospace and medical industries worldwide. Based in Lancaster, PA, Herley has six locations and approximately 700 employees worldwide. Additional information about the company can be found on the Internet at www.herley.com
                                   --------------
                                  ..... tables follow

For  information  at Herley  contact:                    Tel:  (717) 735-8117
Peg Guzzetti, Investor Relations                         www.herley.com
                                                         --------------


Safe Harbor Statement - Except for the historical information contained herein, this release may contain forward-looking statements. Such statements are inherently subject to risks and uncertainties. The Company's results could differ materially based on various factors, including, but not limited to cancellation or deferral of customer orders, difficulties in the timely development of new products, difficulties in manufacturing, increased competitive pressures, and general economic conditions.


                   HERLEY INDUSTRIES, INC. AND SUBSIDIARIES
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                      (In thousands except per share data)

                                                Thirteen weeks ended   Thirty-nine   Forty
                                                --------------------   weeks ended weeks ended
                                                 May 2,      May 4,       May 2,     May 4,
                                                  2004        2003         2004       2003
                                                --------    --------    --------    ---------
Net sales                                       $ 30,233    $ 26,897    $ 87,908    $ 79,202
                                                --------    --------    --------    --------
Cost and expenses:
          Cost of products sold                   19,465      18,046      56,135      52,487
          Selling and administrative expenses      5,418       4,080      15,396      12,697
                                                --------    --------    --------    --------
                                                  24,883      22,126      71,531      65,184
                                                --------    --------    --------    --------
          Operating Income                         5,350       4,771      16,377      14,018
                                                --------    --------    --------    --------
Other (expense) income, net:
          Investment income                          153         236         516         900
          Interest expense                           (79)        (81)       (248)       (258)
          Foreign exchange gain (loss)                18         -          (225)        -
                                                --------    --------    --------    --------
                                                      92         155          43         642
                                                --------    --------    --------    --------
          Income before income taxes               5,442       4,926      16,420      14,660
Provision for income taxes                         1,566       1,567       5,057       4,662
                                                --------    --------    --------    --------
          Net income                            $  3,876    $  3,359    $ 11,363    $  9,998
                                                ========    ========    ========    ========

Earnings per common share - Basic               $    .27    $    .24    $    .81    $    .69
                                                ========    ========    ========    ========
          Basic weighted average shares           14,129      14,218      14,072      14,449
                                                ========    ========    ========    ========

Earnings per common share - Diluted             $    .26    $    .23    $    .76    $    .66
                                                ========    ========    ========    ========
          Diluted weighted average shares         14,932      14,848      14,861      15,175
                                                ========    ========    ========    ========


                    HERLEY INDUSTRIES, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                        (In thousands except share data)

                                                                                      May 2,     August 3,
                                                                                       2004        2003
                                                                                    ---------   ---------
                                                                                   (Unaudited)
                                     ASSETS
Current Assets:
               Cash and cash equivalents                                            $  65,605   $  81,523
               Accounts receivable                                                     19,587      16,525
               Costs incurred and income recognized in excess
                  of billings on uncompleted contracts                                 16,023       6,960
               Other receivables                                                          849         827
               Inventories, net of allowance of $3,640 in fiscal 2004
                 and $2,739 in fiscal 2003                                             44,677      37,545
               Deferred taxes and other                                                 3,416       3,207
                                                                                    ---------   ---------
                                                       Total Current Assets           150,157     146,587
Property, Plant and Equipment, net                                                     25,124      22,406
Goodwill                                                                               35,342      25,729
Intangibles, net of accumulated amortization of $624 in fiscal
               2004 and $403 in fiscal 2003                                             4,665       1,542
Available-For-Sale Securities                                                              75          75
Other Investments                                                                         112         162
Other Assets                                                                              947       1,063
                                                                                    ---------   ---------
                                                                                    $ 216,422   $ 197,564
                                                                                    =========   =========
                      LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
               Current portion of long-term debt                                    $     788   $     686
               Accounts payable and accrued expenses                                   16,836      14,026
               Billings in excess of costs incurred and
                   income recognized on uncompleted contracts                             478         -
               Income taxes payable                                                     3,332       2,670
               Reserve for contract losses                                              1,129         736
               Advance payments on contracts                                              865         856
                                                                                    ---------   ---------
                                                       Total Current Liabilities       23,428      18,974
Long-term Debt                                                                          5,845       6,403
Deferred Income Taxes                                                                   4,936       4,945
                                                                                    ---------   ---------
                                                                                       34,209      30,322
                                                                                    ---------   ---------
Commitments and Contingencies
Shareholders' Equity:
               Common stock, $.10 par value; authorized
                 20,000,000 shares; issued and outstanding
                 14,164,499 at May 2, 2004 and 13,969,151 at August 3, 2003             1,416       1,397
               Additional paid-in capital                                             106,919     104,551
               Retained earnings                                                       72,841      61,478
               Accumulated other comprehensive income (loss)                            1,037        (184)
                                                                                    ---------   ---------
                                                       Total Shareholders' Equity     182,213     167,242
                                                                                    ---------   ---------
                                                                                    $ 216,422   $ 197,564
                                                                                    =========   =========


                    HERLEY INDUSTRIES, INC. AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                                 (In thousands)

                                                                                          Thirty-nine        Forty
                                                                                          weeks ended     weeks ended
                                                                                             May 2,          May 4,
                                                                                              2004            2003
                                                                                          -----------     -----------
Cash flows from operating activities:
          Net income                                                                       $ 11,363        $  9,998
                                                                                           --------        --------
          Adjustments to reconcile net income to
             net cash provided by operations:
                  Depreciation and amortization                                               3,048           3,005
                  Foreign exchange loss                                                         182             -
                  Equity in income of limited partnership                                       -               (14)
                  Changes in operating assets and liabilities:
                           Increase in accounts receivable                                   (1,846)           (138)
                           (Increase) decrease in costs incurred and income
                              recognized in excess of billings on uncompleted contracts      (9,063)          2,439
                           (Increase) in other receivables                                      (22)           (111)
                           (Increase) in inventories                                         (5,737)         (5,731)
                           (Increase) decrease in deferred taxes and other                     (122)            755
                           Increase (decrease) in accounts payable and accrued expenses       1,904          (2,266)
                           Increase in billings in excess of costs incurred and
                             income recognized on uncompleted contracts                         478             -
                           Increase in income taxes payable                                   1,224           2,157
                           Increase (decrease) in reserve for contract losses                    98            (554)
                           Increase in advance payments on contracts                              9             265
                           Other, net                                                           539             241
                                                                                           --------        --------
                                   Total adjustments                                         (9,308)             48
                                                                                           --------        --------

                  Net cash provided by operating activities                                   2,055          10,046
                                                                                           --------        --------

Cash flows from investing activities:
          Acquisition of business, net of cash acquired                                     (14,914)         (2,542)
          Partial distribution from limited partnership                                          50              49
          Capital expenditures                                                               (4,270)         (2,994)
                                                                                           --------        --------
                  Net cash used in investing activities                                     (19,134)         (5,487)
                                                                                           --------        --------

Cash flows from financing activities:
          Proceeds from exercise of stock options                                             1,825             704
          Payments of long-term debt                                                           (664)           (188)
          Purchase of treasury stock                                                            -           (12,187)
                                                                                           --------        --------
                  Net cash provided by (used in) financing activities                         1,161         (11,671)
                                                                                           --------        --------


                  Net decrease in cash and cash equivalents                                 (15,918)         (7,112)

Cash and cash equivalents at beginning of period                                             81,523          86,210
                                                                                           --------        --------
Cash and cash equivalents at end of period                                                 $ 65,605        $ 79,098
                                                                                           ========        ========

                                       4